UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                February 23, 2005
                               (February 22, 2005)
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                        Commission file number 333-75044


                          CATALYST LIGHTING GROUP, INC.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


                   Delaware                               84-1588927
-----------------------------------------------  -------------------------------
 (State or other jurisdiction of incorporation       (I.R.S. employer
               or organization)                      identification number)

               7700 Wyatt Drive
                Forth Worth, TX                             76108
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             (Address of principal                          (Zip Code)
              executive offices)

--------------------------------------------------------------------------------
         Issuer's telephone number, including area code: (817) 738-8181

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Catalyst Lighting Group, Inc. ("Catalyst" or the "Company") has ended its relationship with Henry Glover, who held the position of President and was a director of Company, as of February 22, 2005. Mr. Glover has also resigned his position as a member of the Board of Directors of the Company as of February 22, 2005.

         The Company has not yet replaced Mr. Glover, but the Company's Board of Directors is expected to name Dennis H. Depenbusch, currently the Chief Executive Officer and Secretary of the Company, as President.

         Dennis H. Depenbusch was the managing partner of Whitco Company, LLP ("Whitco") since its acquisition in June of 2000. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May 1995 to June 2000. Euronet Worldwide is a provider of secure electronic financial transactions, ATM software, point-of-sale outsourcing and mobile banking to a wide range of industries. Mr. Depenbusch served as country manager from May 1995 to May 1998 in Poland and, from May 1998 to May 1999, served as Vice President in Germany, overseeing expansion and acquisition activities for these countries. From May 1999 to May 2000, he was responsible for overseeing ATM deployment activities and operational development for the United Kingdom. He also contributed to Euronet's acquisition of venture capital financing and eventual listing on the NASDAQ (EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas. He has held his position as CEO and Chairman since consummation of the merger with Whitco on August 27, 2003 and was named Secretary in December, 2003.

         There is currently no written employment agreement with Mr. Depenbusch, but the Company intends to enter into one in the future.

         The Company currently intends to keep Mr. Glover's seat on the Board of Directors vacant.

                                   SIGNATURES

                                    FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CATALYST LIGHTING GROUP, INC.

/s/ Dennis H. Depenbusch
--------------------------------
Dennis H. Depenbusch
Chairman and CEO

Date:  February 23, 2005